UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025 (February 19, 2025)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Broadway, 27th Floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 19, 2025, the Board of Directors of the Company (the “Board”), approved an increase in the size of the Board from nine to ten members and appointed Barak Eilam as a director to fill the vacancy created by the increase. Effective as of February 19, 2025, Mr. Eilam serves as a Class I director with a term expiring at the Company’s 2025 Annual Meeting of Stockholders.

Mr. Eilam is expected to enter into the Company’s standard form of indemnification agreement, which was incorporated by reference as Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2024.

In connection with his appointment to the Board, Mr. Eilam will receive an equity grant of restricted stock units that settle into shares of common stock of the Company, which will vest on the date of the Company’s 2025 Annual Meeting of Stockholders, pursuant to the formula and terms stipulated in the Company’s Amended and Restated Non-Employee Director Compensation Plan, which was adopted on February 5, 2025 and is filed herewith as Exhibit 10.1 (the “Director Compensation Plan”). Mr. Eilam will be compensated in accordance with the terms and conditions set forth in the Director Compensation Plan.

There are no arrangements or understandings between Mr. Eilam and any other person pursuant to which he was elected as a director of the Company and the Company has not entered into any transactions with Mr. Eilam that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 19, 2025, the Board amended the Amended and Restated Bylaws of the Company, effective immediately, to increase the size of the Board to not more than 10 directors.

The foregoing summary of the amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On February 24, 2025, the Company issued a press release announcing the appointment of Mr. Eilam, which is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of the Company
Exhibit 10.1	Amended and Restated Non-Employee Director Compensation Plan
Exhibit 99.1	Press Release issued by Payoneer Global Inc., dated February 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

February 24, 2025	By:	/s/ John Caplan
Name: John Caplan
Title: Chief Executive Officer